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                               MINIMUM VALUE RIDER
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This rider forms a part of the Contract. In the case of a conflict with any provision in the Contract, the provisions of this rider will control. Defined terms are set forth in the Contract or are added in this rider.


BENEFIT BASE

This rider amends the calculation of the Benefit Base after the Certificate Date and up to and including the Annual Withdrawal Start Date by including a Minimum Value to be used in determining the Benefit Base.

After the Certificate Date and up to and including the Annual Withdrawal Start Date, we calculate the Benefit Base on each Certificate Anniversary and on any Business Day in which there is an Addition to the Designated Account. The Benefit Base is the greater of: (i) the Maximum Anniversary Value; or (ii) the Minimum Value.


     MINIMUM VALUE


     The initial Minimum Value is the value of the Designated Account on the Certificate Date. After the Certificate Date, we calculate the Minimum Value on each Certificate Anniversary and on any Business Day in which there is an Addition to the Designated Account, which is the lesser of: (i) the Minimum Roll-up Value; or (ii) the Minimum Value Cap.


         1.   THE MINIMUM ROLL-UP VALUE

         We calculate the Minimum Roll-up Value to determine the Minimum Value. The initial Minimum Roll-up Value is the value of the Designated Account. On a Business Day that is not a Certificate Anniversary, the Minimum Roll-up Value is the prior Minimum Roll-up Value plus any Additions made on that day. On a Certificate Anniversary, we calculate the Minimum Roll-up Value as follows:


                     A = (B multiplied by (1 plus C)) plus D

         Where:

               A  = the Minimum Roll-up Value.

               B  = the Minimum Roll-up Value on the prior Certificate
                    Anniversary.

               C  = the annual Minimum Value Rate shown on the Certificate
                    Schedule.

               D  = the sum of the Addition Roll-up Value for all Additions
                    made during the just completed Certificate Year.


              ADDITION ROLL-UP VALUE

              In determining the current Certificate Anniversary's Minimum Roll-up Value, we calculate the Addition Roll-up Value for any Additions made during the just completed Certificate Year. For each Addition, we calculate it as follows:


          H = I multiplied by (1 plus J) raised to the (L divided by K)


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              Where:

               H  = the Addition Roll-up Value.

               I  = the value of the Addition.

               J  = the annual Minimum Value Rate shown on the Certificate
                    Schedule.

               K  = the number of actual calendar days in the current
                    Certificate Year.

               L  = the number of calendar days after and including the day of the Addition but prior to the Certificate Anniversary.


         2.   MINIMUM VALUE CAP

         We calculate the Minimum Value Cap to determine the Minimum Value. The initial Minimum Value Cap is the value of the Designated Account on the Certificate Date multiplied by the Minimum Cap Factor shown on the Certificate Schedule. After the Certificate Date, we calculate the Minimum Value Cap on each Certificate Anniversary and on any Business Day on which there is an Addition to the Designated Account. We calculate it as follows:


                               T = U plus V plus W

         Where:

               T  = the Minimum Value Cap.

               U  = the prior Minimum Value Cap.

               V  = (i) for any Additions made on or prior to the first
                    Certificate Anniversary, the value of any Addition made on the current Business Day multiplied by the Minimum Value Cap Factor shown on the Certificate Schedule or; (ii) for any Addition made after the first Certificate Anniversary, the value of any Addition made on the current Business Day.

               W  = for any Additions made after the first Certificate
                    Anniversary, on the Minimum Value Certificate Anniversary shown on the Certificate Schedule, the value of that Addition, multiplied by the Subsequent Minimum Value Cap Factor shown on the Certificate Schedule.


RIGHT TO REINSTATE A CERTIFICATE

If the Certificate is reinstated, the Minimum Value shall equal the value of the Designated Account as of the date the reinstatement is effective.

                        ALLIANZ LIFE AND ANNUITY COMPANY


[
          [/s/Cynthia L. Pevehouse]             [/s/Gary Bhojwani]
                [Cynthia L. Pevehouse               Gary Bhojwani]

                      Secretary                      President



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